UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 9, 2021

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive
Kingsport	Tennessee	37662
(Address of Principal Executive Offices)		(Zip Code)
(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.50% Notes Due 2023	EMN23	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On June 9, 2021, Eastman Chemical Company issued a press release announcing it has entered into a definitive agreement with One Rock Capital Partners, LLC to sell the rubber additives (including Crystex™ insoluble sulfur and Santoflex™ antidegradants) and other product lines and related assets and technology of the global tire additives business of its Additives & Functional Products segment. The sale does not include the Eastman Impera™ and other performance resins product lines of the tire additives business.

The full text of the release is filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 (d)    Exhibits

The following exhibits are filed pursuant to Item 9.01(d):

99.01    Public release by Eastman on June 9, 2021 announcing entry into definitive agreement to sell tire additives business rubber additives product lines.
104    Cover Page Interactive Data File

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By:	/s/ Scott V. King
Scott V. King
Vice President, Corporate Controller and Chief Accounting Officer
Date: June 9, 2021